SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (Date of earliest event reported) March 19, 2004


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


        OKLAHOMA                    000-29225                 73-1513309
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)             Identification No.)

                               14201 Wireless Way
                          Oklahoma City, Oklahoma 73134
               (Address of principal executive offices) (Zip Code)

                                 (405) 529-8500
              (Registrant's telephone number, including area code)
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Information To Be Included in the Report

Item 5. Other Events and Required FD Disclosure

        On March 19, 2004, the Registrant finalized an amendment to the credit agreement dated as of October 23, 2003 among the Registrant and its subsidiaries, Dobson Cellular Systems, Inc, and Dobson Operating Co., L.L.C., and the lenders party to such credit agreement, and Lehman Commercial Paper, Inc., as Administrative Agent, Lehman Brothers Inc and Bear, Stearns & Co. Inc, as joint lead arrangers and joint book runners, Bear Stearns Corporate Lending Inc., as syndication agent, and Morgan Stanley Senior Funding, Inc., as co-arranger and documentation agent. The amendment deleted the language in the leverage ratio covenants in the credit agreement which may have required the leverage ratios to be determined by annualizing the leverage ratio calculations for the Registrant's first three fiscal quarters of 2004.

Item 7. Financial Statements and Exhibits

        (c) Exhibits

Exhibit No.             Description
-----------             -----------

 4              Amendment No. 1 to Credit Agreement dated as of March 19, 2004.

99.1            Registrant's press release dated March 22, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, theRegistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DOBSON COMMUNICATIONS CORPORATION


                                    By  RONALD L. RIPLEY
                                        Ronald L. Ripley, Senior Vice President
                                          and General Counsel
March 22, 2004
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                                 EXHIBIT INDEX
Exhibit
  No.           Description                     Method of Filing
-------         -----------                     ----------------
 4 Amendment No. 1 to Credit Agreement Filed herewith electronically dated as of March 19, 2004.

99.1        Registrant's press release dated    Filed herewith electronically
            March 22, 2004.
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